Exhibit 10.8

STAR BANC CORPORATION

1996 STARSHARE STOCK INCENTIVE PLAN FOR EMPLOYEES

     Section 1. Purpose. Star Banc Corporation’s (the “Corporation’s”) 1996 Starshare Stock Incentive Plan for Employees (the “Plan”), has the following purposes: (1) to help employees of the Corporation and its subsidiaries (collectively, “Star”) purchase the Corporation’s stock and benefit from Star’s long-term growth; (2) to create common interests between Star’s employees and the Corporation’s shareholders; and (3) to help Star attract, retain and motivate experienced, capable employees. The Plan achieves these goals by granting non-qualified stock options to Star employees. Non-qualified stock options do not qualify for favorable tax treatment under IRC §422.

     Section 2. Available Shares for Options. The aggregate number of shares of the Corporation’s Common Stock (“Common Stock”) which may be issued and sold pursuant to options granted under the Plan (the “Options”) shall not exceed 1,420,875 shares, subject to adjustment or substitution as provided in Section 12 of this Plan.

     Section 3. Plan Administration. A Committee (the “Committee”) of not less than three members selected by the Corporation’s Human Resources Department and responsible to the Compensation Committee of the Corporation’s Board of Directors shall be responsible for administering the Plan, including the exercise of Options. The Committee members shall serve at the will of the Compensation Committee of the Corporation’s Board of Directors and shall serve terms of indefinite duration. The Committee shall have all powers necessary to allow it properly to carry out its duties under the Plan. The Committee shall have conferred upon it such other and further specified duties, power, authority and discretion as are contemplated by the Plan either expressly or by necessary implication. The Committee may appoint agents, who need not be members of the Committee, as it deems reasonable and necessary to effectively perform its duties, and may delegate to such agents such powers and duties, whether ministerial or discretionary, as the Committee in its sole discretion may deem expedient or appropriate. The decision of the Committee upon all matters within the scope of its authority shall be final and conclusive on all persons, except to the extent otherwise provided by law.

     Section 4. Eligibility. Options may be granted to any Eligible Employee. An Eligible Employee is any employee who is actively employed on December 10, 1996, except that Eligible Employees do not include: (1) employees who were granted options during 1996 pursuant to the Star Banc Corporation 1991 or 1996 Stock Incentive Plan, as amended, (“Executive Option Plan”); and (2) employees who participated in the 1996 Executive Bonus Plan. An Eligible Employee shall not include any person who on December 10, 1996 is employed on a temporary basis. An employee who on December 10, 1996 is on an authorized leave of absence from Star, including, without limitation, a leave of absence due to a short-term disability, shall be considered an Eligible Employee for purposes of this Plan, assuming that employee did not participate in the Executive Option or Bonus Plans identified above. An employee who on December 10, 1996 is entitled to receive benefits under a long-term disability plan maintained by Star shall not be an Eligible Employee for purposes of this Plan. However, employees who were employed by Star in 1996 and began receiving benefits under a long-term disability plan maintained by Star prior to December 10, 1996 will be considered Eligible Employees if they return to work at Star before December 10, 1997 and did not participate in the Executive Option and Bonus Plans identified above. The Committee’s decision regarding eligibility shall be final.

     Section 5. Granting of Options. Options shall be granted to all Eligible Employees on December 10, 1996 (the “Grant Date”). Each Eligible Employee who is exempt from the overtime compensation provisions of the Fair Labor Standards Act (“FLSA”) will receive options for 525 post-split shares. Each Eligible Employee who works for Star full time and is not exempt from the overtime compensation provisions of the FLSA will receive options for 300 post-split shares, and each Eligible Employee who works for Star part time and is not exempt from the overtime compensation provisions of the FLSA will receive options for 150 post-split shares. “Post-split shares” means shares of Star Banc Corporation stock after the January 15, 1997 3 for 1 stock split.

     The Committee shall have final authority to determine the number of shares to be covered by employees’ options in accordance with the foregoing and the decision of the Committee shall be final.

     Section 6. Option Exercise Price. The exercise price for the shares of Common Stock covered by options issued pursuant to this Plan shall be the “fair market value” on the date of the grant of the options. “Fair market value” shall be the closing price at which common shares traded on the New York Stock Exchange, Inc., on December 10, 1996. ($30.33 for post-split shares.)

     Section 7. Term of Options. All options shall have a term of ten (10) years from the date of the grant of the option, that is, until December 8, 2006. In the event an option is not exercised prior to December 8, 2006, the option shall lapse and all rights of the option holder shall terminate.

     Section 8. Vesting and Exercisability of Options. Except as otherwise provided in this Plan, twenty five percent (25%) of the options awarded pursuant to this Plan may be exercised on or after December 10, 1997, with an additional twenty five percent (25%) vesting each December 10 thereafter until December 10, 2001, when all may be exercised so long as the option holder is employed by Star on each respective vesting date. Options awarded pursuant to this Plan shall not become one hundred percent (100%) vested prior to December 10, 2001, except as provided in Section 12 or Section 17 of this Plan. From and after December 10, 1997, and subject to subparagraph (b) of this Paragraph 8, all vested options shall be exercised in full in the manner set forth in Paragraph 9 below.

     (a)  If an option holder’s employment with Star shall terminate for any reason other than such option holder’s early or normal retirement under the provisions of any Star retirement plan, death, or “Disability” (as defined in Star’s Long Term Disability Plan), then any options held by such option holder at the time of such termination of employment, and all rights of the option holder under this Plan shall terminate, effective as of the date of such option holder’s termination of employment.

     (b)  If, on or after the grant date, an option holder’s employment with Star shall terminate by reason of such holder’s early or normal retirement, death, or Disability, then any options held by such option holder on the date of termination of employment shall be vested and exercisable in full in the manner described in Paragraph 9, below, at any time during the period beginning on the date of termination of employment and ending 180 days thereafter. If the options are not exercised by such option holder before the end of said period, the options, and all rights of the holder under this Plan, shall terminate effective as of the end of said period.

     (c)  In the event an option holder’s unexercised options terminate under the provisions of subparagraph (a) or (b) above, such holder’s options, and all rights of the holder under this Plan, shall not be restored for any reason.

     (d)  For purposes of the Plan and notwithstanding any provision of the Plan to the contrary, an option holder shall not be deemed to have terminated employment with Star (i) during the period such option holder is on an authorized leave of absence granted by Star; or (ii) as the result of such option holder’s transfer of employment between or among the Corporation and its subsidiaries or such holder’s change of position or responsibilities within Star.

     Section 9. Method of Exercise. Options shall be exercised pursuant to the terms of the options and the Plan by delivering written notice to the Committee or its designee at the principal place of business of Star and on such forms as shall be designated by the Committee from time to time. Securities purchased pursuant to the Plan may be purchased on the open market or from the Corporation, depending on business circumstances at the time of exercise. In the event that such securities are purchased from the Corporation, the Corporation will not charge any fees, charges or commissions to complete the transactions.

     (a)  Options shall be exercised by either a “cash exercise method” or a “cashless exercise method”. For purposes of this Plan, a “cash exercise method” means a method in which the option holder pays the option exercise price in cash or by personal check for the shares subject to option (along with any required withholding taxes) simultaneously with the delivery of the notice of exercise described above, and such option holder is then issued the number of shares so purchased. For purposes of this Plan, a “cashless exercise method” means a method permitted under the provision of Regulation T issued by the Board of Governors of the Federal Reserve System and under which an option holder may direct that a portion of the shares to be issued upon exercise of the option be withheld by the Corporation as payment, to the extent permitted by law, less required withholding taxes, broker’s commissions and other related expenses, if any. The Committee shall have the authority to establish procedures under either method, including without limitation, the designation of the brokerage firm or firms through which cashless exercises shall be effected.

     (b)  Under either method, the option exercise price shall be paid in full at the time of exercise in U.S. dollars, and the Corporation shall require the option holder to pay the Corporation in U.S. dollars at the time of exercise the amount of tax required to be withheld by the Corporation under applicable foreign, federal, state and local withholding tax laws.

     (c)  Except as provided in Section 8 above, an option holder must be an employee of Star at the time of exercise of options.

     Section 10. Tax Effects of Plan Participation. Employees may be subject to income, capital gains, and/or other federal, state and/or local taxes as a result of exercising options issued pursuant to the Plan. Employees may wish to consult their tax advisor before exercising options issued pursuant to the plan. The Corporation’s tax liabilities will not be affected by employees exercising options pursuant to the Plan.

     Section 11. Nontransferability. No option shall be transferable by an option holder. During an option holder’s lifetime, the options shall be exercisable only by the option holder, provided that in the event an option holder is incapacitated and unable to exercise such option holder’s options, such option holder’s legal guardian or legal representative whom the Committee deems appropriate based on all applicable facts and circumstances may exercise such option holder’s options in accordance with the provisions of the Plan. Any purported transfer of any option shall be null and void except as otherwise provided by this Section 10.

     Section 12. No Rights. An option holder shall have no rights or interests in any option except as set forth in the Plan. The Plan does not confer upon any person any right with respect to the continuation of employment by Star, nor does it limit in any way the right of Star to terminate employment at any time. An option holder shall have no rights as a shareholder of Star Banc Corporation with respect to the shares of Common Stock covered by options except to the extent that shares are issued to such option holder upon the due exercise of options.

     Section 13. Adjustment Upon Changes In Capitalization. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of Star or any other corporation, whether through reorganization, recapitalization, stock dividend, stock split, combination of shares, reclassification of the Common Stock, merger or consolidation, then the option rights (as to the number and kind of shares and the option exercise price) shall be appropriately adjusted by the Committee. Comparable adjustments shall be made for each subsequent such change or exchange of Common Stock or any stock or other securities into which such Common Stock shall have been changed or exchanged.

     Section 14. Amendment, Modification and Termination of the Plan. The Board of Directors of the Corporation may terminate, amend or modify the Plan any time, provided that no amendment, modification or termination of the Plan shall in any manner adversely affect an option outstanding under the Plan without the consent of the option holder, or such option holder’s successors as described in Section 8.

     Section 15. Additional Conditions of the Options. If at any time the Committee shall determine that listing, registration or qualification of the Common Shares covered by an option pursuant to any securities exchange rule or under any state or federal law or the consent or the approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with the purchase of Common Shares under the option, the options may not be exercised unless and until such listing, registration, qualification, consent or approval shall have been obtained free of any conditions not acceptable to the Committee. Any person exercising an option shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements.

     Section 16. Effective Date of the Plan. The Plan shall become effective December 10, 1996.

     Section 17. Governing Law. This Plan shall be construed under and governed by the laws of the State of Ohio.

     Section 18. Change of Control. In the event of a Change of Control of the Corporation prior to the various vesting dates described in Paragraph 8, above, all outstanding Options shall become immediately fully vested and exercisable notwithstanding any provision of the Plan to the contrary. Following a Change of Control at anytime while an option is outstanding, (i) the surviving corporation or entity shall continue to be bound by the terms and provisions of the Plan and (ii) all unexercised options shall remain fully vested and exercisable in accordance with the provisions of the Plan subject to any adjustment described in Section 12.

     For purposes of this Agreement, a Change of Control of the Corporation shall mean:

     (a)  The acquisition by any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act” a (“Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (i) the then outstanding shares of common stock of the Corporation (the “outstanding Corporation Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii), and (iii) of subsection (c) of this Section 17; or

     (b)  Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     (c)  Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a “Business Combination”), in each case, unless, following such Business Combination, (i), all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common stock of the Corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the Corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

     (d)  Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

     This document constitutes the entire Plan.